UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2005

GLOBAL INNOVATIVE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

98-0217653

(IRS Employer Identification No.)

16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

1703, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 17, 2005, we closed a private placement consisting of 153,333 units at a price of $1.50 per unit for gross proceeds of $229,999.50. Each unit consists of one share and one share purchase warrant exercisable for a period of twelve months from the date of closing at an exercise price of $2.00. We issued the securities to three non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On May 26, 2005, we closed a private placement consisting of 20,000 units at a price of $1.50 per unit for gross proceeds of $30,000. Each unit consists of one share and one share purchase warrant exercisable for a period of twelve months from the date of closing at an exercise price of $2.00. We issued the securities to two non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On May 27, 2005, we closed a private placement consisting of 723,060 units at a price of $1.50 per unit for gross proceeds of $1,084,590. Each unit consists of one share and one share purchase warrant exercisable for a period of twelve months from the date of closing at an exercise price of $2.00. We issued the securities to seven non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS INC.

By: /s/ Bondy Tan

Name: Bondy Tan

Title: President and Chief Executive Officer

Dated: June 3, 2005